CLIENT SERVICE AGREEMENT


THIS AGREEEMENT is made and entered into this 1st day of July, 1998, between DOMINION CAPITAL SECURITIES, INC., located at 7309 East Stetson Drive, Suite #202, Scottsdale, AZ 85251 hereinafter referred to as ("DCS") and SOLPOWER CORPORATION, located at 7309 East. Stetson Drive, Suite #102, Scottsdale, AZ 85251, hereinafter referred to as (the "Company").

WITNESSETH:

WHEREAS, DCS is a public relations company and direct marketing advertising firm
specializing  in  the   dissemination  of  information   about  publicly  traded
companies, and

WHEREAS, the Company is publicly held with its common stock trading on one or more stock exchanges and/or over the counter or on NASDAQ, and

WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, brokerage houses, and

WHEREAS, DCS is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained it is agreed that:

1. ENGAGEMENT: the Company hereby engages DCS to publicize the Company to brokers, prospective investors and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. DCS hereby accepts the Company as a client and agrees to publicize it as described in Section 2 of this Agreement, but subject to the further provisions of this Agreement.

2.       MARKETING PROGRAM: Consists of the following components:

         (a) DCS will review and analyze all aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.

         (b) DCS will review all of the general information and recent filings from the Company and produce and mail a minimum 1,000 piece to a maximum 10,000 piece direct mail package to include a self mailer and an ample number of corporate profiles so as to allow for one profile for each respondent to the original mailing. Profiles will be prepared in brokerage style format, both items to be approved by the Company prior to circulation.
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         (c)      DCS will  provide  through  their  network,  firms and brokers interested in participating and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. DCS will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.

         (d) DCS will be available to the Company to field any calls from firms and brokers inquiring about the Company.

         (e) DCS will use its best efforts to obtain the Company exposure on radio programming, in independent financial newsletters, and through on-line fax and Internet broadcast services.

         (f) DCS will promote the Company on the Worldwide Internet via DCS's home web site. Further DCS shall create banner ads for placement on financial web sites with hyperlinks back to the Company's feature page on DCS's home web site. The banner ads shall run until such time as approximately 500,000 impressions have been achieved.

         (g) DCS shall write, produce and assist the Company in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through Business Wire, P.R. Newswire, or any other comparable news dissemination source.

         (h) DCS will obtain expressed written approval from the Company on all material produced by DCS prior to disseminating the information to the public.

3. TERM: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue until completion, which is expected to occur within six months. This Agreement shall automatically renew for successive six (6) month periods, on terms and conditions to be agreed upon between the parties from time to time, subject to termination by either party on thirty (30) days written notice and section 7 of this Agreement.

4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by DCS, the Company agrees to pay compensation to DCS as follows:

         (a) $275,000 payable as follows: $125,000 in cash and 50,000 free trading shares. Cash and shares are due upon execution of this Agreement.

         (b) An Option to purchase 100,000 free trading shares valued at $3.00 per share. The term of the option shall expire 24 months from the day this Agreement is executed.

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
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to DCS each such representation and warranty being deemed to be material that:

         (a) The Company will co-operate fully and timely with DCS to enable DCS to perform its obligations under this Agreement;

         (b) The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the company in accordance with applicable law and, to the extent required, by the requisite number of shareholders of the Company;

         (c) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

         (d) The Company will promptly deliver to DCS a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures etc;

         (e) The Company will promptly deliver to DCS a list of names and addresses of all shareholders of the Company of whom it is aware;

         (f) The Company will promptly deliver to DCS a list of brokers and market makers of the Company's securities which have been following the Company;

         (g) DCS will rely on such information to be supplied by the Company. All such information supplied by the Company shall be true, accurate, complete and not misleading in all respects.

         (h) The Company will act diligently and promptly in reviewing materials submitted to it by DCS to enhance timely distribution of the materials and will inform DCS of any inaccuracies contained therein prior to the projected publication date.

6. DISCLAIMER BY DCS: DCS WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. DCS MAKES NO REPRESENTATION THAT (a) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (b) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (c) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (d) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

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
7. EARLY TERMINATION: If the Company fails to cooperate with DCS or fails to make timely payment of the compensation set forth in section 4 of this Agreement DCS shall have the right to terminate any further performance under this Agreement. In such event all compensation shall become immediately due and payable and/or deliverable, and DCS shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of DCS's damage, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

8. LIMITATION OF DCS LIABILITY: If DCS fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of (a) the amount of cash compensation DCS has received from the Company under section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL DCS BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY AN PERSON OR ENTITIY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY DCS, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by DCS in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of DCS, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, one hundred (100) copies of all such materials.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, DCS agrees that any confidential material will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials, original documentation provided by the Company will be returned to it. DCS will, however, require Confidentiality Agreements from its own employees and from contractors DCS reasonably believes will come in contact with confidential material.

11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

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
                      Notices shall be addressed to DCS at:

                       Suite #202, 7309 East Stetson Drive
                              Scottsdale, AZ 85251

                             and to the Company at:

                          7309 East Stetson Drive #102
                              Scottsdale, AZ 85251

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         (g)       MISCELLANEOUS:

         (a) EFFECTIVE DATE OF REPRENSATIONS: Shall be no later than the date DCS is prepared to distribute letters and/or brochures pursuant to this Agreement.

         (b) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Arizona where DCS has been organized and this Agreement has been accepted by DCS.

         (c) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.

         (d) MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.
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

Executed as a sealed instrument as of the last day and year shown hereunder.


CONFIRMED AND AGREED ON THE 1ST DAY OF JULY, 1998.

DOMINION CAPITAL SECURITIES, INC.






By:
   ---------------------------------
            A.S.O.


SOLPOWER CORPORATION



By:
   ---------------------------------
         President & CEO


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